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                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

Filed by the Registrant                                          [X]
Filed by a Party other than the Registrant                       [ ]

[ ]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                         CITIZENS FIRST FINANCIAL CORP.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

                    --------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:
              N/A
          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
              N/A
          ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              N/A
          ----------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:    N/A
                                                            --------------------
      (5)   Total fee paid:    N/A
                           -----------------------------------------------------
[ ]   Fee paid previously with preliminary materials:  N/A
                                                     ---------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:    N/A
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:    N/A
                                                         -----------------------
      (3)   Filing Party:    N/A
                         -------------------------------------------------------
      (4)   Date Filed:    N/A
                       ---------------------------------------------------------


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                   [CITIZENS FIRST FINANCIAL CORP. LETTERHEAD]

                             YOUR VOTE IS IMPORTANT

                                                                  March 20, 2000

Dear Fellow Stockholder:

      By now, you should have received a white proxy card from "The Committee to Preserve Shareholder Value," relating to our April 24, 2000 Annual Meeting. This group is seeking to replace the two nominees chosen by your Board for election as Directors with its own nominees. We refer to the group as the "Seidman Group" because Seidman is the principal person orchestrating the group's actions. Based on Seidman's history, your Board is convinced that Seidman is a short-term speculator whose tactics, if successful, will cause a forced sale of your company.

                           NOW IS NOT THE TIME TO SELL

      YOUR BOARD IS DEDICATED TO MAXIMIZING THE VALUE OF YOUR SHARES.

      o     Since 1996, we have repurchased 31% of our common stock;

      o     In 1999, we commenced the payment of cash dividends;

      o     We have invested in the future by:

            - restructuring our operations to that of a community bank with commercial and agricultural lending departments and converting to an Illinois-chartered bank;

            - restructuring our branch network, including the prospective sale of our Eureka office;

            - introducing a new computer system which will enable us to offer Internet banking services;

            -     initiating a joint venture with an insurance agency; and

            -     commencing a commercial real estate joint venture.

      DO NOT VOTE FOR THE SEIDMAN GROUP'S NOMINEES
      Your Board believes that if the Seidman Group's nominees are elected, they will pressure the Board into a forced sale of the Company, which the Board believes will not achieve maximization of value for your shares because it:

           o WILL NOT REFLECT the value to be achieved from Citizens First's recent strategic initiatives, identified above; but
           o WILL REFLECT the recent battering that bank stocks have suffered in the market place.


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      Our expansion and diversification and computer conversion were investments in the future. They have not yet had time to be reflected in our earnings. Thus, your Board is convinced that a forced immediate sale will not enable you to realize the benefits of our business plan.

      Regarding bank stock prices, just look at the March 20, 2000 issue of TIME
MAGAZINE: "Interest-rate fears have pummeled financial stocks. Count on some great values -- soon." Your Board does not want to be forced to give someone else a "great value." Your Board wants to make sure YOU achieve that value.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO COMPLETE, SIGN, DATE AND RETURN MANAGEMENT'S "BLUE" PROXY CARD, IN ITS POSTAGE-PAID ENVELOPE, VOTING "FOR" ALL OF ITS NOMINEES.

      PLEASE DO NOT RETURN THE WHITE PROXY CARD TO THE SEIDMAN GROUP.

      IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT THEM TO VOTE YOUR SHARES FOR YOUR COMPANY'S NOMINEES ON THE "BLUE" PROXY CARD.


                                    Sincerely,

                                    /s/ C. William Landefeld

                                    C. William Landefeld
                                    President and Chief Executive Officer




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                             ADDITIONAL INFORMATION

INFORMATION REGARDING OUR NOMINEES AND OTHERS

      Your Board's nominees for election as Directors at the Annual Meeting are Arthur W. Mier and Carl A. Borngasser, Jr., both of whom currently are Directors of Citizens First. Our other Directors, all of whose terms continue, are Paul J. Hoffman, C. William Landefeld, James A. Shirk, Jeffrey M. Solberg, Lowell M. Thompson and Ronald C. Wells. For additional information regarding these nominees, Directors and management, who may be considered participants in this solicitation, please see Citizens First's Proxy Statement for the Annual Meeting which was sent to you on March 8, 2000.

SOLICITATION OF PROXIES

      The cost of soliciting Management's proxies will be borne by Citizens First. Citizens First will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending Management's proxy materials to the beneficial owners of Citizens First's Common Stock. Citizens First has retained Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $22,000, plus reimbursement of expenses. Approximately 50 persons will be utilized by Georgeson Shareholder
Communications Inc. in such solicitation. The total amount estimated to be expended in connection with this proxy contest is $125,000, which excludes the amount normally expended in connection with a solicitation for the election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers of Citizens First. Approximately $7,000 has been paid to date. In addition to solicitation by mail, directors and officers of Citizens First may solicit proxies personally, by telegraph, by facsimile transmission or by telephone without additional compensation.

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

1. The Board of Directors urges you to DISCARD the WHITE proxy card recently sent to you by the Seidman Group. A "WITHHOLD AUTHORITY" vote on the Seidman Group's White proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a BLUE proxy card.

2. If you voted on a White proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided as soon as possible.

3. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting.

4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the BLUE proxy card.



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5.    For assistance in voting your shares, or for further  information,  please contact Dallas Smiley, Chief Financial Officer of Citizens First at (309) 661-8700, or our proxy solicitor:


              IF YOU HAVE ANY QUESTIONS, NEED ANOTHER COPY OF OUR
              MARCH 8, 2000 PROXY STATEMENT FOR THE ANNUAL MEETING
         OR NEED FURTHER ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                                    GEORGESON
                                   SHAREHOLDER
                               COMMUNICATIONS INC.

                           17 STATE STREET, 10TH FLOOR
                               NEW YORK, NY 10004
                          CALL TOLL FREE (800) 223-2064